Report of Independent Accountants

To the Board of Trustees of Diversified
Investors Funds Group II and Shareholders of the Short Horizon Strategic Allocation
Fund, Short Intermediate Horizon Strategic
Allocation Fund, Intermediate Horizon
Strategic Allocation Fund, Intermediate Long
Horizon Strategic Allocation Fund and Long
Horizon Strategic Allocation Fund:

In planning and performing our audits
of the financial statements of the Short
Horizon Strategic Allocation Fund,
Short Intermediate Horizon Strategic
Allocation Fund, Intermediate
Horizon Strategic Allocation Fund,
Intermediate Long Horizon Strategic
Allocation Fund and Long
Horizon Strategic Allocation
Fund (collectively,
the "Funds"; five of the
funds constituting the
Diversified Investors Funds Group
II) for the year
ended December 31, 2003,
we considered their internal
control, including control
activities for safeguarding
securities, in order to determine
our auditing
procedures for the purposes
of expressing our opinion
on the financial statements
and to comply with the
requirements of Form N-SAR,
not to provide assurance
on internal control.

The management of the Funds
 is responsible for
establishing and maintaining
 internal control.
In fulfilling this responsibility,
 estimates and
judgments by management
are required to assess the
expected benefits and related
costs of controls.
Generally, controls that are
relevant to an audit
pertain to the entity's objective
of preparing financial
statements for external purposes
that are fairly
presented in conformity
with generally accepted
accounting principles.
Those controls include the
safeguarding of assets
against unauthorized acquisition,
use, or disposition.

Because of inherent limitations
in internal control,
error or fraud may occur
and not be detected.  Also,
projections of any evaluation
of internal control to
future periods is subject
to the risk that controls
may become inadequate because
of changes in conditions
or that the effectiveness of
the design and operation
may deteriorate.

Our consideration of internal
control would not
necessarily disclose all
matters in internal control
that might be material
weaknesses under standards
established by the American
Institute of Certified
Public Accountants.
A material weakness is a condition
in which the design or operation
of one or more of the
internal control components
does not reduce to a relatively
low level the risk that misstatements
caused by error
or fraud in amounts that
would be material in relation
to the financial statements
being audited may occur
and not be detected within
a timely period by employees
in the normal course of
performing their assigned
functions.  However, we noted
no matters involving
internal control and its operation,
including controls
for safeguarding securities,
that we consider to be
material weaknesses as defined
above as of December 31, 2003.

This report is intended solely
for the information
and use of management and the
Board of Trustees of the
Funds and the Securities and
Exchange Commission and
is not intended to be and should
not be used by anyone
other than these specified parties.


PricewaterhouseCoopers LLP
New York, New York
February 26, 2004